EXHIBIT 99.1
News
For Immediate Release January 24, 2007	Contact:
Rick B. Honey (212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, January 24—Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on March 20, 2007 to stockholders of record on March 1, 2007.

Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $923.7 million in 2005.

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For further information about Minerals Technologies Inc. look on the Internet at http://www.mineralstech.com